As filed with the Securities and Exchange Commission on July 16, 2015

Registration No. 333-203056

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NUMBER 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IHO-Agro International Inc.

(Exact Name of Registrant in its Charter)

Nevada	700	981191860
(State or other Jurisdiction	(Primary Standard Industrial	(IRS Employer Identification
of Incorporation)	Classification Code)	Number)

3101 Portofino Point, Unit 04

Coconut Creek, FL 33066

(416) 854-2433

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, par value $0.0001 per share	2,349,802	$0.60	$1,409,880	$163.82
Common Stock, par value $0.0001 per share, underlying warrants	547,525	$0.60	$328,515	$38.17
Total Registration Fees	2,897,327		$1,738,395	$201.99	*

*The Registrant previously submitted $120.08 on the original filing of this registration statement filed on March 27, 2015 and the balance was submitted on the amendment filed on May 4, 2015.

(1) This Registration Statement covers the resale by our selling security holders of up to (i) 1,095,050 shares of Common Stock previously issued to the selling security holders listed with footnote (1) in the table in the section entitled “Selling Security Holders” and 547,525 shares of Common Stock underlying warrants issuable to those specific selling security holders upon exercise of the warrants (the “Warrant Shares”), both pursuant to a “Subscription Agreement”, with various dates in August, September, October and November, 2014; (ii) 54,752 shares of Common Stock previously issued pursuant to an amendment to the “Subscription Agreement”, effective January 30, 2015, whereby the Company issued all security holders who purchased shares under the “Subscription Agreement” a 5% premium in issued shares; (iii) 500,000 shares of Common Stock previously issued to an individual for consulting services; and (iv) 700,000 shares of Common Stock previously issued to affiliates as founder shares.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to some of our shareholders in a private placement memorandum. The price of $0.60 is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted on the OTC Markets at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, as of July 16, 2015

IHO-AGRO INTERNATIONAL INC.

2,349,802 SHARES OF COMMON STOCK

547,525 SHARES OF COMMON STOCK UNDERLYING WARRANTS

This prospectus is to be used by certain investors in connection with a potential resale by such investors of up to an aggregate of 2,897,327 shares of IHO-Agro International, Inc. (the “Company”) common stock, par value $0.0001, per share (the “Common Stock”) consisting of: (i) 1,095,050 shares of Common Stock previously issued to the selling security holders listed with footnote (1) in the table in the section entitled “Selling Security Holders” and 547,525 shares of Common Stock underlying warrants issuable to those specific selling security holders upon exercise of the warrants (the “Warrant Shares”), both pursuant to a “Subscription Agreement” with various dates in August, September, October and November, 2014; (ii) 54,752 shares of Common Stock previously issued pursuant to an amendment to the “Subscription Agreement”, effective January 30, 2015 whereby the Company issued all security holders who purchased shares under the “Subscription Agreement” a 5% premium in issued shares; (iii) 500,000 shares of Common Stock previously issued to an individual for consulting services; and (iv) 700,000 shares of Common Stock previously issued to affiliates as founder shares.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The selling security holders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus.  The Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section is shares of Common Stock that, with the exception of the Warrant Shares, have already been issued and are currently outstanding. As of the date hereof, although the warrants are presently exercisable, there have been zero Warrant Shares issued because none of the warrants have been exercised. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock.  Common Stock being registered in this Registration Statement may be sold by selling security holders at a fixed price of $0.60 per share until our Common Stock is quoted on the OTC Markets (“OTC Markets”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with OTC Markets, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: July 16, 2015

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the Common Stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “IHO-Agro International Inc.,” “Company,” “we,” “us” and “our” refer to IHO-Agro International Inc.

Overview

The Company was organized under the laws of the State of Nevada on July 29, 2014 and is a marketer and distributor of all-natural mineral based fertilizers. We do not produce the fertilizer. The Company strives to be environmentally friendly which we believe will reduce the worldwide dependence on chemical fertilizers and provide a safe and healthy alternative to help in the worldwide production of food.

There are two (2) fertilizer products:

“IHO – Agro Mineral,” a fertilizer consisting of mineral extracts from various salts, including sea salt, found naturally on the surface of the Earth; and

“IHO-Bio,” a fertilizer consisting of a mixture of mineral extracts from various salts, including sea salt, as well as various plant extracts, including seaweed. It contains all the micronutrients present in “IHO – Agro Mineral”, plus plant extracts rich in amino acids, vitamins and natural plant hormones.

The Company did not itself develop the fertilizer. The entity that developed the fertilizer is a Panamanian entity called “Industrias y Manufacturas Bionaturales S.A.” (the “Panamanian Entity”), which is owned by the Company’s sole officer and sole director, Mr. Ioan Hossu. We have an exclusive license with the Panamanian entity to market and sell the fertilizer.

In 2007, Mr. Hossu started to develop a truly all-natural fertilizer that would change the way plants would be grown around the world. Shortly after, IHO-Agro was formed and a small production facility was opened in Panama and the meticulous road to extensive lab and field testing began. The Company has obtained an exclusive license from the Panamanian Entity to market and distribute the fertilizer products and the Company will continue to register and obtain permits and licenses from applicable government entities where applicable and will carry on advertising and marketing activities to build the IHO brand and reputation worldwide.

Today, with over five (5) years of research, development and testing, the product has been registered and authorized for use in Panama, Romania and the states of Florida and Texas. We are awaiting certification in Canada, Guatemala, and Guyana and are currently testing in Chile, Togo and Peru. IHO-Agro has also obtained ecological bio certification from the FIBL Institute in Germany Based upon field and lab tests the results of the fertilizers have seen increases in plant health, yield, size germination rates and soil health. The results are very compelling and initial demand has started, as we have received orders from a client in Panama and a client in Romania totaling approximately $171,000 US Dollars and anticipate orders from clients in Florida and Guatemala. As the product becomes available, supported by new production facilities, and the results make their way from the fields to the farmers/growers, we believe the revenue from the multi- billion dollar fertilizer industry will provide the Company with high margin profit to continue to support growth and expansion and provide investors with a high return on their investment.

Where You Can Find Us

The Company’s principal executive office and mailing address is 3101 Portofino Point, Unit 04, Coconut Creek, Florida, 33066. Our telephone number is (416) 854-2433.

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Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

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The Offering

Common Stock offered by selling security holders	2,897,327, shares of Common Stock. This number consists of: (i) 1,095,050 shares previously issued to the selling security holders listed with footnote (1) in the table in the section entitled “Selling Security Holders” and 547,525 Warrant Shares, both pursuant to a “Subscription Agreement” with various dates in August, September, October and November, 2014; (ii) 54,752 shares previously issued pursuant to an amendment to the “Subscription Agreement”, effective January 30, 2015 whereby the Company issued all security holders who purchased shares under the “Subscription Agreement” a 5% premium in issued shares; (iii) 500,000 shares previously issued to an individual for consulting services; and (iv) 700,000 shares previously issued to affiliates as founder shares.

Common Stock outstanding before the offering	33,724,802

Common Stock outstanding after the offering (includes the issuance of the Warrant Shares)	34,272,327

Terms of the Offering

The selling security holders will determine when and how they will sell the Common Stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.60 per share until our Common Stock is quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the Registration Statement or (ii) such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market	There is currently no trading market for our Common Stock. We intend to apply soon for quotation on the OTC Markets. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from July 29, 2014 (inception) through September 30, 2014 are derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

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Statement of Operations:

		For the Period
	For the	From Inception
	Six Months Ended	(July 29, 2014) to
	March 31,	September 30,
	2015	2014
	$	$
Expenses
General and administrative	113,292	29,525
Total Expenses	113,292	29,525
Net Loss	(113,292)	(29,525)
Net Loss Per Share, Basic and Diluted	(0.00)	(0.00)
Weighted Average Shares Outstanding	33,680,409	33,057,056

Balance Sheet Data:

		For the Period
	For the	From Inception
	Three Months Ended	(July 29, 2014) to
	March 31,	September 30,
	2015	2014
	$	$
Total Assets	207,582	275,984
Total Liabilities	2,200	16,231
Total Stockholders’ Equity	205,382	259,753
Total Liabilities and Stockholders’ Equity	207,582	275,984

RISK FACTORS

The shares of our Common Stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of our Common Stock. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our Common Stock.

Risks Related to Our Business

LIMITED OPERATING HISTORY

The Company was formed on July 29, 2014. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. The Company is subject to all of the risks inherent in the establishment of any new business. Our financial viability is dependent upon raising funds and successfully executing our business plan. The likelihood of our success must be considered in the light of the challenges, both expected and unexpected, frequently encountered in connection with starting and expanding a new business. Accordingly, we are planning to align our primarily fixed expense levels with our expectation of future revenues. As a result, we may be unable to adjust spending in a timely manner to compensate for unexpected shortfalls in any forthcoming revenue. Any such shortfalls will have an immediate adverse impact on our operating results and financial condition which could cause investors to lose all or a substantial part of their investment.

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ONCE WE START OUR BUSINESS OPERATIONS, OUR OPERATING RESULTS WILL BE HIGHLY DEPENDENT UPON AND FLUCTUATE BASED UPON BUSINESS AND ECONOMIC CONDITIONS AND GOVERNMENTAL POLICIES AFFECTING THE AGRICULTURAL INDUSTRY WHERE WE OR OUR CUSTOMERS OPERATE. THESE FACTORS ARE OUTSIDE OF OUR CONTROL AND MAY SIGNIFICANTLY AFFECT OUR PROFITABILITY.

Since inception, our operations have been limited to forming the Company and raising capital resources. Once the Company’s business operations being, our operating results will be highly dependent upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control. The agricultural products business can be affected by a number of factors. The most important of these factors are:

•	weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);

•	quantities of crop nutrients imported to and exported from the Americas;

•	current and projected grain inventories and prices, which are heavily influenced by U.S. exports and world-wide grain markets; and

•	Government policies in the markets in which we will operate, including farm and bio-fuel policies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

International market conditions, which are also outside of our control, may also significantly influence our operating results once we start our business operations. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, including subsidy policies, the existence of, or changes in, import or foreign currency exchange barriers in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies affecting foreign trade and investment.

ONCE WE START OUR BUSINESS OPERATIONS, OUR MOST IMPORTANT PRODUCTS WILL BE GLOBAL COMMODITIES, AND WE WILL LIKELY FACE INTENSE GLOBAL COMPETITION FROM OTHER CROP NUTRIENT PRODUCERS THAT MAY AFFECT OUR PRICES AND VOLUMES.

Once we start our business operations, our sales of a line of ultra micro-nutrients and mineral-based organic extract products (licensed to us by the Panamanian Entity) will likely face intense global competition from other crop nutrient producers.

Changes in competitors’ production or shifts in their marketing focus may affect both the prices at which we will sell our products and the volumes that we sell.

Competitors are more likely to increase their production at times when world agricultural and crop nutrient markets are strong, and to focus on sales into regions where their returns are highest. Increases in the global supply of micro-nutrients and mineral-based organic extract product or competitors’ increased sales into regions in which we, once we start our business operations, have significant sales could adversely affect our prices and volumes.

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Competitors and potential new entrants in the markets for crop nutrients have in recent years expanded capacity, or begun, or announced plans, to expand capacity or build new facilities. The extent to which current global or local economic and financial conditions, changes in global or local economic and financial conditions, or other factors may cause delays or cancellation of some of these ongoing or planned projects, or result in the acceleration of existing or new projects, is unclear. In addition, the level of exports by producers of nutrients in China depends to a significant extent on Chinese government actions to curb exports through, among other measures, prohibitive export taxes at times when the government believes it desirable to assure ample domestic supplies of concentrated nutrients to stimulate grain and oilseed production.

We cannot accurately predict when or whether competitors’ or new entrants’ ongoing or planned capacity expansions or new facilities will be completed.

ONCE WE START OUR BUSINESS OPERATIONS, OUR CROP NUTRIENTS AND OTHER PRODUCTS WILL BE SUBJECT TO PRICE AND DEMAND VOLATILITY RESULTING FROM PERIODIC IMBALANCES OF SUPPLY AND DEMAND, WHICH MAY CAUSE OUR RESULTS OF OPERATIONS TO FLUCTUATE.

Historically, the market for crop nutrients has been cyclical. Periods of high demand, increasing profits and high capacity utilization tend to lead to new plant investment and increased production. This growth increases supply until the market is over-saturated, leading to declining prices and declining capacity utilization until the cycle repeats.

As a result, crop nutrient prices and volumes have been volatile. Once we start our business operations, this price and volume volatility may cause our results of operations to fluctuate and potentially deteriorate. The price at which we sell our crop nutrient products (licensed to us by the Panamanian Entity) and our sales volumes could fall in the event of industry oversupply conditions, which could have a material adverse effect on our business, financial condition and results of operations. In contrast, high prices may lead our customers and farmers to delay purchasing decisions in anticipation of future lower prices, thus impacting our sales volumes.

Reduced market demand, depressed agricultural economic conditions and other factors, may cause us to suspend production at our facilities. The extent to which we utilize available capacity at our facilities will cause fluctuations in our results of operations, as we will incur costs for any temporary or indefinite shutdowns of our facilities and lower sales tend to lead to higher fixed costs as a percentage of sales.

VARIATIONS IN CROP NUTRIENT APPLICATION RATES MAY EXACERBATE THE CYCLICALITY OF THE CROP NUTRIENT MARKETS.

Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients. Farmers’ decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest. Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low. Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high. Once we start our business operations, this variability in application rates can materially accentuate the cyclicality in prices for our products and our sales volumes.

ONCE WE START OUR BUSINESS OPERATIONS, OUR CROP NUTRIENT BUSINESS WILL BE SEASONAL, WHICH MAY RESULT IN CARRYING SIGNIFICANT AMOUNTS OF INVENTORY AND SEASONAL VARIATIONS IN WORKING CAPITAL, AND OUR INABILITY TO PREDICT FUTURE SEASONAL CROP NUTRIENT DEMAND ACCURATELY MAY RESULT IN EXCESS INVENTORY OR PRODUCT SHORTAGES.

The crop nutrient business is seasonal. Farmers tend to apply crop nutrients during two short application periods, the strongest one in the spring before planting and the other in the fall after harvest. As a result, the strongest demand for our products (licenses to us by the Panamanian Entity) will typically occur during the spring planting season, with a second period of strong demand following the fall harvest. In contrast, in general, we will and other crop nutrient producers currently produce products throughout the year. As a result, we will generally build inventories during the low demand periods of the year in order to ensure timely product availability during the peak sales seasons. Our quarterly financial results may vary significantly from one year to the next due to weather-related shifts in planting schedules and purchasing patterns.

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If seasonal demand exceeds our projections, we will not have enough product and our customers may acquire products from our competitors, which would negatively impact our profitability. If seasonal demand is less than we expect, we will be left with excess inventory and higher working capital and liquidity requirements.

 The degree of seasonality of our business can change significantly from year to year due to conditions in the agricultural industry and other factors.

THE DISTRIBUTION CHANNELS FOR CROP NUTRIENTS HAVE CAPACITY TO BUILD SIGNIFICANT LEVELS OF INVENTORIES. ONCE WE START OUR BUSINESS OPERATIONS, SIGNIFICANT LEVELS OF INVENTORIES IN THE DISTRIBUTION CHANNELS FOR CROP NUTRIENTS MAY ADVERSELY AFFECT OUR SALES VOLUMES AND SELLING PRICES.

In order to balance the production needs of crop nutrient producers with farmers’ seasonal use of crop nutrients, crop nutrient distribution channels need to have the capacity to build significant inventories. The build-up of inventories in the distribution channels can become excessive, particularly during the cyclical periods of low demand that have been typical in the crop nutrient industry. When there are excessive inventories in the distribution channel, our sales volumes and selling prices, once we start our business operations, may be adversely impacted, even during periods in which farmers’ use of crop nutrients may remain strong.

ONCE WE START OUR BUSINESS OPERATIONS, CHANGES IN TRANSPORTATION COSTS MAY AFFECT OUR SALES VOLUMES AND SELLING PRICES.

The cost of delivery is a significant factor in the total cost to customers and farmers of crop nutrients. As a result, once we start our business operations, changes in transportation costs or in customer expectations about them may affect our sales volumes and prices.

ONCE WE START OUR BUSINESS OPERATIONS, CUSTOMER EXPECTATIONS ABOUT FUTURE EVENTS MAY HAVE A SIGNIFICANT EFFECT ON THE DEMAND FOR OUR PRODUCTS. THESE EXPECTATIONS MAY SIGNIFICANTLY AFFECT OUR SALES VOLUMES AND SELLING PRICES.

Once we start our business operations, customer expectations about future events may have an effect on the demand and prices for crop nutrients. Future events that may be affected by customer expectations include, among others:

•	Customer expectations about future crop nutrient prices and availability.

Customer expectations about selling prices and availability of crop nutrients may have an effect on the demand for crop nutrients. When customers anticipate increasing crop nutrient selling prices, customers tend to accumulate inventories before the anticipated price increases. This may result in a lag in our realization of rising market prices for our products (licensed to us the Panamanian Entity). Conversely, customers tend to delay their purchases when they anticipate future selling prices for crop nutrients will stabilize or decrease, which would adversely affect our sales volumes and selling prices. Customer expectations about availability of crop nutrients can have similar effects on sales volumes and prices.

•	Customer expectations about future farmer economics.

Similarly, customer expectations about future farmer economics have an effect on the demand for crop nutrients. When customers anticipate improving farmer economics, customers tend to accumulate crop nutrient inventories in anticipation of increasing sales volumes and selling prices. This may result in a lag in our realization of rising market prices for our products. Conversely, when customers anticipate declining farmer economics, customers tend to reduce the level of their purchases of crop nutrients, which may adversely affect our sales volumes and selling prices.

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ONCE WE START OUR BUSINESS OPERATIONS, OUR OPERATIONS WILL LIKELY BE DEPENDENT ON HAVING THE REQUIRED PERMITS AND APPROVALS FROM GOVERNMENTAL AUTHORITIES. DENIAL OR DELAY BY A GOVERNMENT AGENCY IN ISSUING ANY OF OUR PERMITS AND APPROVALS OR IMPOSITION OF RESTRICTIVE CONDITIONS ON US WITH RESPECT TO THESE PERMITS AND APPROVALS MAY IMPAIR OUR BUSINESS AND OPERATIONS.

Once we start our business operations, we will likely require numerous governmental environmental permits and approvals authorizing the distribution of the fertilizer. A decision by a government agency to revoke or substantially modify an existing permit or approval could have a material adverse effect on our ability to continue operations.

THE OTHER ENVIRONMENTAL REGULATIONS TO WHICH WE WILL LIKELY BE SUBJECT MAY ALSO HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

In addition to permitting requirements, once we start our marketing and distribution operations, we may be subject to numerous other environmental, health and safety laws and regulations in the countries where we operate. These laws and regulations govern a wide range of matters, including environmental controls, land reclamation, discharges to air and water and remediation of hazardous substance releases. They could significantly affect our operating activities as well as the level of our operating costs and capital expenditures.

WE MAY IN THE FUTURE BE INVOLVED IN LEGAL AND REGULATORY PROCEEDINGS THAT COULD BE MATERIAL TO US.

We may in the future be subject to legal and regulatory proceedings that could be material to our business, results of operations, liquidity or financial condition. These proceedings may be brought by the government or private parties and may arise out of a variety of matters.

WE MAY BE ADVERSELY AFFECTED BY OTHER CHANGES IN LAWS RESULTING FROM INCREASES IN FOOD AND CROP NUTRIENT PRICES.

Increases in prices for, among other things, crop inputs (including crop nutrients) have in the past been the subject of significant discussion by various governmental bodies and officials throughout the world. In response to increases, it is possible that governments in one of more of the locations in which we will operate or where we will or our competitors currently sell products could take actions that could affect us. Such actions could include, among other matters, changes in governmental policies relating to agriculture and bio-fuels (including changes in subsidy levels), price controls, tariffs, windfall profits taxes or export or import taxes. Any such actions could materially adversely affect our operating results and financial condition.

FUTURE TECHNOLOGICAL INNOVATION COULD AFFECT OUR BUSINESS.

Future technological innovation such as the development of seeds that require less crop nutrients, or developments in the application of crop nutrients, if they occur, could have the potential to adversely affect the demand for our products (licensed to us by the Panamanian Entity) and our results of operations, liquidity and capital resources.

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OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the Registration Statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception.

Based on our financial statements from inception through September 30, 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We have not yet started generating revenue.

The Company intends to finance its operations with cash on hand combined with proceeds of $300,000 from our planned private placement that is expected to close in fiscal 2015, net proceeds of approximately $100,000 from purchase orders that will ship in fiscal 2015, and an unknown number of proceeds from sales from distribution partners in fiscal 2015. The Company believes these proceeds will be sufficient to fund our projected operating requirements for fiscal 2015. Our success is dependent upon commercializing our product and our ability to obtain adequate future financing. There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

 DEPENDENCE ON KEY PERSONNEL AND CONTRACTORS

The Company will be dependent on its sole officer and sole director, Ioan Hossu, for the foreseeable future. The loss of the services of Mr. Hossu could have a material adverse effect on the operations and prospects of the Company.

 Apart from its sole officer, Mr. Hossu, as of the date hereof, the Company does not have any employees and does not have an employment agreement with Mr. Hossu. It is contemplated that the Company may enter into employment agreements usual and customary for its industry in the future. The Company does not currently have any "key man" life insurance on Mr. Hossu.

ABSENCE OF DIVIDENDS

The Company has paid no dividends on its capital stock to date, nor does it anticipate doing so in the foreseeable future.

INDEMNIFICATION AND LIMITATION OF LIABILITY

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

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WE ARE ENTERING A POTENTIALLY HIGHLY COMPETITIVE MARKET

The market for the creation and distribution of fertilizer has several large, well-financed competitors with long-standing brand recognition. These companies compete with the Company for sales to consumers. The Company believes that the expanding market for fertilizer sales has created room for new competitors such as the Company but there can be no assurance that the Company’s competitors will not be able to use their financial and other advantages in competing in price or in creating new fertilizers, resulting in material adverse effects on the business of the Company.

CONFLICTS OF INTEREST

Mr. Ioan Hossu, the one person that is the Company’s sole officer and sole director also controls a majority of the outstanding shares of the Company’s stock, and will continue to do so for the foreseeable future. As a result, no other persons can or will be able to effect any Company action except with the consent of this person, and in certain matters (such as compensation, incentive stock ownership, and continues employment), there may be an inherent conflict of interest unless he agrees to abstain from voting on such matters, which they are not legally required to do. The one person that is the Company’s sole officer and sole director may also serve as an officer and director of other entities that are not affiliated with us. Such non-affiliates may be involved in similar business enterprises to ours.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $25,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors (the “Board”) or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

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WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR SHARES OF COMMON STOCK WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our shares of Common Stock will not be registered under the Exchange Act for the foreseeable future, provided that, we will register our shares of Common Stock under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although upon the effectiveness of the Registration Statement of which this prospectus forms a part we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our shares of Common Stock are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our shares of Common Stock are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding shares of Common Stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of shares of Common Stock and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) Registration Statement, and periodic reports we file thereunder. Furthermore, so long as our shares of Common Stock are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or add senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

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THE COMPANY MAY BE SUBJECT TO LITIGATION IN THE FUTURE WHICH COULD IMPACT THE FINANCIAL HEALTH OF THE COMPANY.

Currently there are no legal proceedings pending or threatened against the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Risks Related to Our Common Stock

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE EXERCISE PRICE OF THE SHARES UNDERLYING THE WARRANTS ISSUED AS PART OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.60 per share for the shares of common stock was determined based on the exercise price of the shares underlying the warrants issued under our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Registration Statement includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things, (i) our projected sales and profitability; (ii) our growth strategies; (iii) anticipated trends in our industry; (iv) our future financing plans; and (v) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Registration Statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Registration Statement only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the sole officer of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

Use of Proceeds

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

Determination of Offering Price

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was determined by the price of the Common Stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and Regulation S promulgated under the Securities Act.

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The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The implied aggregate value of our outstanding shares after this offering is $10,445,955. Our total stockholders’ equity as of our most recent balance sheet dated March 31, 2015 is $205,382.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

With the exception of the Warrant Shares, the Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section is Common Stock that is currently issued. Upon the issuance of the Warrant Shares, the shares of Common Stock outstanding will be diluted by approximately 1.62%.

Selling Security Holders

The shares of Common Stock being offered for resale by the selling security holders consists of : (i) 1,095,050 shares of Common Stock previously issued to the selling security holders listed with footnote (1) in the table below and 547,525 Warrant Shares, both pursuant to a “Subscription Agreement”, with various dates in August, September, October and November, 2014. These shares were sold in a private offering pursuant to Regulation D Rule 506 as well as Regulation S sold through November 30, 2014, 2014 at an offering price of $0.30 per share (the “Private Offering”); (ii) 54,752 shares of Common Stock previously issued pursuant to an amendment to the “Subscription Agreement”, effective January 30, 2015, whereby the Company issued all security holders who purchased shares in the Private Offering a 5% premium in issued shares; (iii) 500,000 shares of Common Stock previously issued to an individual for consulting services; and (iv) 700,000 shares of Common Stock previously issued to affiliates as founder shares. The aggregate number shares being offered for resale by existing shareholders is 2,897,327.

The following table sets forth the names of the selling security holders, the number of shares of Common Stock beneficially owned by each of the selling stockholders as of July 16, 2015 and the number of shares of Common Stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Name	Shares of Common Stock Beneficially Owned Prior to Offering	Shares to be Registered	Warrant Shares to be Registered	Number of Shares of Common Stock Beneficially Owned After Offering (8)	Percentage Ownership After Offering (9)

Adam Amato (1)	10,500	10,500	5,000	0	0%
Angela Dickson (1)	15,750	15,750	7,500	0	0%
Anna Raposo (1)	10,500	10,500	5,000	0	0%
Carlene Dickson (1)	10,500	10,500	5,000	0	0%
Charlotte Bermack Roth (1)	15,750	15,750	7,500	0	0%
David Nadler (1)	10,500	10,500	5,000	0	0%
2205633 Ontario Limited (1), (2)	52,500	52,500	25,000	0	0%
Eva Bak Hebert (1)	45,517	45,517	21,675	0	0%
Frank Roth (1)	105,000	105,000	50,000	0	0%
Maple Terrazzo Marble & Tile Inc. (1), (3)	315,000	315,000	150,000	0	0%
Gert Fromhold-Treu (1)	10,500	10,500	5,000	0	0%
Joanne Rich (1)	52,500	52,500	25,000	0	0%
Jocelyn Ina Bornstein (1)	10,500	10,500	5,000	0	0%
Joe Mozzone (1)	36,750	36,750	17,500	0	0%
Julius Fortis (1)	21,000	21,000	10,000	0	0%
Kathy Pritchard (1)	15,750	15,750	7,500	0	0%
CVIS, Inc. (1), (4)	175,350	175,350	83,500	0	0%
Margie Crackower (1)	26,250	26,250	12,500	0	0%
Marvin Crackower (1)	26,250	26,250	12,500	0	0%
Paula Kane (1)	34,965	34,965	16,650	0	0%
Ralph Eisenberg (1)	69,930	69,930	33,300	0	0%
Jordel Enterprises Limited (1,5)	34,965	34,965	16,650	0	0%
Sam Sussman (1)	17,325	17,325	8,250	0	0%
Sheila Bogart (1)	10,500	10,500	5,000	0	0%
Zane Jordan Roth (1)	15,750	15,750	7,500	0	0%

Sub-Total	1,149,802	1,149,802	547,525

Michael Hartsman (6)	500,000	500,000	0	0	0%
Brad Hebert (7)	4,000,000	350,000	0	3,650,000	10.82%
Mircea Georgescu (7)	3,575,000	350,000	0	3,225,000	9.56%

Total		2,349,802	547,525

(1)	These shareholders hold securities consisting of: (i) 1,095,050 shares held by non-affiliates purchased in the Private Offering; (ii) 547,525 Warrant Shares held by non-affiliates purchased in the Private Offering, and; (iii) 54,752 shares that represent a 5% premium in shares issued to the non-affiliates in the Private Offering.
(2)	Domenic Mariani has sole voting and investment control with respect to the shares offered by 2205633 Ontario Limited.
(3)	Fred Rossi has sole voting and investment control with respect to the shares offered by Maple Terrazo Marble & Tile Inc.
(4)	Kip Cosgrove has sole voting and investment control with respect to the shares offered by CVIS, Inc.
(5)	Rick Glatt has sole voting and investment control with respect to the shares offered by Jordel Enterprises Limited.
(6)	Michael Hartsman has served as a consultant for the company within the past three (3) years.
(7)	Affiliate shares.
(8)	Includes the Warrant Shares which we assume will be resold after issuance.
(9)	For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to require within 60 days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 There are no agreements between the company and any selling security holder pursuant to which the shares subject to this Registration Statement were issued.

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Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.60 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Markets, shareholders may sell their shares in private transactions to other individuals. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.60 until a market develops for the stock.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

0	ordinary brokers transactions, which may include long or short sales,
0	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,
0	through direct sales to purchasers or sales effected through agents,
0	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
0	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers. We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 40,000,000 shares of capital stock, of which all 40,000,000 shares are Common Stock, $0.0001 par value per share.

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Common Stock

We are authorized to issue 40,000,000 shares of Common Stock, $0.0001 par value per share. Currently we have 33,724,802 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of our Board.

Preferred Stock

We are not authorized to issue any shares of preferred stock.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our Board and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

Each of the selling security holders listed with footnote (1) in the table in the section entitled “Selling Security Holders” has a warrant to purchase up to 50% of the shares of Common Stock they bought in the Private Offering (prior to the January 2015 5% bonus issuance) owned with an exercise price of $0.60 per shares with the warrant terminating on the one year anniversary of the first day that the Common Stock is traded on the OTCQB marketplace. Currently we have 25 warrants issued and outstanding with 547,525 shares of Common Stock underlying those 25 warrants.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent for the company is VStock Transfer, LLC, located in Woodmere, NY.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements for the period ended September 30th, 2014 included in this prospectus and the Registration Statement have been audited by MaloneBailey LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

21

Information about the Registrant

DESCRIPTION OF THE BUSINESS

 Overview.

The Company was organized under the laws of the State of Nevada on July 29, 2014 and is a marketer and distributor of very unique all natural mineral based fertilizers. We do not produce the fertilizer. The Company strives to be environmentally friendly in the production of a fertilizer that we believe will reduce the worldwide dependence on chemical fertilizers and provide a safe and healthy alternative to help in the worldwide production of food.

In the fertilization process, there are more than 60 different minerals present in plant tissue. Farmers are well aware of the consequences of low levels of minerals in pastures, which is why animal feed is enriched with minerals. In most cases, the elements needed by a plant are also needed by animals. There are seven minerals needed in the diet of animals, and they are iron, copper, zinc, manganese, iodine, cobalt and selenium. If these elements are not present, the health of the animal is affected through slower development and depressed immune systems.

Products

There are two (2) fertilizer products.

“IHO – Agro Mineral,” a fertilizer consisting of mineral extracts from various salts, including sea salt, found naturally on the surface of the Earth; and

“IHO-Bio,” a fertilizer consisting of a mixture of mineral extracts from various salts, including sea salt, as well as various plant extracts, including seaweed. It contains all the micronutrients present in “IHO – Agro Mineral”, plus plant extracts rich in amino acids, vitamins and natural plant hormones.

The “IHO-Agro Mineral” fertilizer is a natural product that we believe will reduce the use of chemical fertilizers. It’s ecological, which creates healthier conditions while also increasing production and higher profits. We believe the product provides an increase in soil minerals by adding a micronutrient fertilizer. We believe the “IHO-Agro Mineral” fertilizer will help fruit trees increase their production and will be able to be used on crops that are growing in locked, saturated soil. We believe the “IHO-Agro Mineral” fertilizer will be able to be used in pastures to increase mineral content.

We believe the “IHO-Agro Bio” fertilizer will be able to be used for fruit trees that bear no fruit. We believe it will also be able to be used when solids are depleted; we believe it will increase mineralization and increase agricultural production, and also increase germination.

The Company did not itself develop the fertilizer. The Panamanian Entity developed the fertilizer and is owned by the Company’s sole officer and sole director, Mr. Ioan Hossu. The Company has obtained an exclusive license with the Panamanian entity to market and sell the fertilizer.

Benefits of HO-Agro Products vs. Agro-Chemical Fertilizers

Typically, fertilizers represent 30% to 40% of input costs for many key crops. These costs differ from country to country. Most agro-chemical fertilizer prices fluctuate in accordance with international energy costs. In contrast, IHO-Agro products are not oil dependent, and the energy used to manufacture these products is minimal. Even in case of natural disasters, should no electricity be available, the Panamanian entity could continue to manufacture the products, as they are not energy dependent. We do recommend (depending on the crops) two to four gallons of our product to be used for each hectare. While getting additional benefits from IHO-Agro products, we believe the costs of fertilizing will be much lower than using chemical fertilizers. These costs will depend on where the products are used, as different import tariffs and taxes will be applied. Even so, we believe the costs will be significantly lower. Farmers will get the assurance fertilizer costs will not increase due to an increase in the price of oil. We believe the benefits will include:

22

•Plants more resistant to insects and disease. Farmers may need to use less pesticides and fungicides, therefore the costs associated with dispersing them is diminished or eliminated.

•Farmers will not incur any additional costs associated with the usage of IHO-Agro products, as they can readily use their existing farm equipment.

•Depending on the extraction method employed in the process, we believe that soils treated with these minerals will meet the standards required in the United States and the European Union for Organic Certification which will allow farmers to charge more for their crops.

•We believe there will be no negative impact on the environment as a result of manufacturing, and there will be no environmental pollution associated with the process. We believe that, except for water (and perhaps table salt), the process will not generate any types of residue, or by-products.

•Increase in mineral and vitamin content is possible.

•We believe that seeds will germinate sooner and thus plants will reach maturity sooner.

• We believe the use of our products will lead to longer producing plants, e.g. coffee plants that could start producing earlier, and yield more beans, extending the harvest longer.

Market Analysis

Market Analysis: (source Market Research)

• In 2015, the global fertilizer market is forecast to have a value of $171.6 billion, an increase of 31.9% since 2010.

• The global fertilizer market grew by 5.2% in 2010 to reach a volume of 162 million tons.

• In 2015, the global fertilizer market is forecast to have a volume of 183.5 million tons, an increase of 13.3% since 2010.

• Nitrogen (N) is the largest segment of the global fertilizer market, accounting for 59.4% of the market's total value.

Moderate growth in global fertilizer demand towards 2017

According to the June 2013 forecast of the IFA Agriculture Committee, global fertilizer consumption on a calendar year basis is projected to grow at an annual rate of 1.8%, to reach 194 Mt nutrients in 2017. Increases in demand are projected for all three major nutrients, showing average annual growth rates of 1.5% for N, 1.8% for P, and 3.0% for K.

World Fertilizer Consumption Calendar Year Basis 2012 and 2013

Mt nutrients 2012 2013(e) 2017(f)

Nitrogen N 107.8 109.4 115.8

Phosphorus P2O5 41.3 40.7 45.0

Potassium K2O 28.9 29.0 33.2

Total 178.0 179.1 194.0

Source: Heffer, IFA, June 2013

23

Total nutrient sales in the fertilizer and industrial sectors in 2017 are forecast at 255 Mt nutrients, increasing by 11% over 2012 and representing an average annual growth rate of 2.2%.

Much slower growth in capacity development than previously forecast. About half the capacity that had been planned to be commissioned between 2012 and 2016 faces delays of 6 to 18 months. The main impact of these delays will be much slower growth in capacity development than was forecast in May 2012, with close to 15 Mt of the capacity projected to be developed by 2016/17 delayed. Significant investments in new capacity since

Water Soluble Fertilizers Market was valued at USD 2.44 billion in 2012 and is expected to reach USD 13.72 billion by 2019, growing at a CAGR of 5.6% over the forecast period from 2013 to 2019. The global water soluble fertilizer market volume was 9,433.0 kilo tons in 2012. (1)

Growing demand from fertigation application supported by increasing adoption of micro irrigation systems is expected to fuel the global demand for water soluble fertilizers. Additionally increasing demand for better yield owing to rising world population, decreasing arable land, and high demand of biofuels is expected to further fuel the demand for water soluble fertilizers. However, harmful environmental impacts of over fertilization, such as contamination of ground water, increase in area under ocean dead zones and disturbances in ecological balances, are expected to hinder market growth of water soluble fertilizers. (1)

Water soluble fertilizers market in Asia Pacific is expected to grow at a CAGR of 5.1% given huge demand from China and India. Owing to increasing adoption rate of micro irrigation systems in the region, the demand for water soluble fertilizers is expected to be extensive in the coming years. Moreover, Latin America and Africa constituting Rest of the World accounts for 16 % of the global market and is expected to show significant rise in water soluble fertilizer demand due to the growth potential of agriculture in countries such as Brazil, Argentina and South Africa among others. Fertigation and foliar application utility in greenhouses, turf and horticulture crops for is expected to drive demand in North America as well as Europe. (1)

(1) Transparency Market Research report - 2014

Sales and Marketing

International Inc. will continue to expand sales to all regions of the world through sales and marketing campaigns and programs using both internal and external resources via various media such as television, radio, printed, digital, website.

•	All authorized distributors through legal distribution agreements will be responsible for various sales targets as defined by IHO-Agro in their respective regions and will be responsible for representing the IHO products in those markets in accordance with such distribution agreements.
•	IHO-Agro will maintain and further develop the IHO-Agro brand.

•	Authorized distributors will be responsible for the advertising and marketing costs associated with sales activities specific to their respective authorized territories.

Employees

Apart from its sole officer, Ioan Hossu, the Company currently has no employees.

DESCRIPTION OF PROPERTY

The Company rents suitable office space at the address indicated above at the rate of $150.00 per month, payable monthly to the owner with no set term or other obligations. The Company does not foresee any increases to the rental rate or the size of the office over the next 12 months.

24

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Markets upon the effectiveness of the Registration Statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this Registration Statement, we had 29 holders of our common stock.

Rule 144 Shares

As of the date of this Registration Statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

25

IHO-Agro International Inc.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

September 30, 2014

(Expressed in U.S. dollars)

Report of Independent Registered Public Accounting Firm

To the Board of Directors

IHO-Agro International Inc.

Coconut Creek, Florida

We have audited the accompanying balance sheets of IHO-Agro International Inc. (the “Company”) as of September 30, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the period from inception (July 29, 2014) through September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IHO-Agro International Inc. as of September 30, 2014, and the results of their operations and their cash flows for the period from inception (July 29, 2014) through September 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenue since its inception and losses are anticipated in the development of its business, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 12, 2015

F-1

IHO-Agro International Inc.

Balance Sheet

(Expressed in U.S. dollars)

September 30, 2014 $
ASSETS
Current Assets
Cash	275,984
Total Assets	275,984
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	450
Due to a shareholder	15,781
Total Liabilities	16,231
Stockholders’ Equity
Common stock, 40,000,000 shares authorized, $0.0001 par value 33,601,750 shares issued and outstanding	3,361
Additional paid-in capital	307,922
Subscription receivable	(22,005)
Accumulated deficit	(29,525)
Total Stockholders’ Equity	259,753
Total Liabilities and Stockholders’ Equity	275,984

(The accompanying notes are an integral part of these financial statements)

F-2

IHO-Agro International Inc.

Statement of Operations

(Expressed in U.S. dollars)

For the Period
From Inception
(July 29, 2014) to
September 30,
2014
$
Expenses
General and administrative	29,525
Total Expenses	29,525
Net Loss	(29,525)
Net Loss Per Share, Basic and Diluted	(0.00)
Weighted Average Shares Outstanding	33,057,056

(The accompanying notes are an integral part of these financial statements)

F-3

IHO-Agro International Inc.

Statement of Stockholders’ Equity

For the Period From Inception (July 29, 2014) to September 30, 2014

(Expressed in U.S. dollars)

			Additional
			Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
	#	$	$	$	$	$

Balance, July 29, 2014 (Date of Inception)	–	–	–	–	–	–
Common stock issued for cash	1,026,750	103	307,922	(22,005)	–	286,020
Common stock issued for services	32,575,000	3,258	–	–	–	3,258
Net loss for the period	–	–	–	–	(29,525)	(29,525)
Balance, September 30, 2014	33,601,750	3,361	307,922	(22,005)	(29,525)	259,753

(The accompanying notes are an integral part of these financial statements)

F-4

IHO-Agro International Inc.

Statement of Cash Flows

(Expressed in U.S. dollars)

For the Period
From Inception
(July 29, 2014) to
September 30,
2014
$
Operating Activities
Net loss	(29,525)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,258
Changes in operating assets and liabilities
Accounts payable	450
Due to shareholder	15,781
Net Cash Used In Operating Activities	(10,036)
Financing Activities
Proceeds from common stock issued	286,020
Net Cash Provided By Financing Activities	286,020
Increase in Cash	275,984
Cash, Beginning of Period	–
Cash, End of Period	275,984
Supplemental Disclosures:
Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

F-5

1.	Basis of Presentation

IHO-Agro International Inc. (the “Company”) was incorporated under the laws of the State of Nevada, U.S. on July 29, 2014. The Company’s principal business is the marketing and distribution of all natural mineral based fertilizers.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has not generated revenue since its inception and losses are anticipated in the development of its business. These factors raise substantial doubt about the company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company intends to finance its operations with cash on hand combined with proceeds of $300,000 from our current private placement that is expected to close in fiscal 2015, net proceeds of approximately $100,000 from purchase orders that will ship in fiscal 2015, and an unknown number of proceeds from sales from distribution partners in fiscal 2015. The Company believes these proceeds will be sufficient to fund our projected operating requirements for fiscal 2015. Our success is dependent upon commercializing our product and our ability to obtain adequate future financing. There can be no assurance that we will be able to obtain future financing or, if obtained, what the terms of such future financing may be, or that any amount that we are able to obtain will be adequate to support our working capital requirements until we achieve profitable operations.

2.	Recent Accounting Pronouncements

(a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is September 30.

(b)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

F-6

(d)	Long-lived Assets

In accordance with ASC 360, “Property Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. If indicators of impairment exist and the undiscounted projected cash flows associated with such assets are less than the carrying amount of the asset, an impairment loss is recorded to write the assets down to their estimated fair values. Fair value is estimated based on discounted future cash flows. If the Company has long-lived assets that have uncertainties both in timing and amount, an expected present value technique will be used to estimate fair value.

(e)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

(f)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

(g)	Advertising Costs

The Company’s policy regarding advertising is to expense advertising to the period it relates to. The Company incurred advertising expense of $0 during the period ending September 30, 2014.

(h)	Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At September 30, 2014, the Company had 513,375 dilutive potential shares outstanding.

F-7

(i)	Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and amounts due to a shareholder. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(j)	Comprehensive Income

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2014 the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(k)	Recent Accounting Pronouncements

The Company has limited operations and is considered to be in the development stage. During the period ended September 30, 2014, the Company has elected to early adopt Accounting Standards Update No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements”. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

We have reviewed all the recent accounting pronouncements issued to the date of the issuance of these financial statements, and we do not believe any pronouncements other than the pronouncement noted above will have a material impact on the Company.

3.	Related Party Transactions

(a)	Accounts payable of $450 consists of rent owed to a shareholder for July to September 2014 for the offices of the Company.

(b)	The Company has a balance of $15,781 owing to Brad Hebert, a significant shareholder, for reimbursement of legal fees and other start-up costs.

F-8

(c)

The Company has entered into a management consulting agreement with the Company’s sole officer and director for a 12 month period which commenced on July 29, 2014 for consulting and other services in support of the business operations. Pursuant to the agreement, the Company will pay $2,500 per month for the first two months and $6,000 per month for the remaining ten months. In addition, the Company’s sole officer and director receives a $1,000 monthly car allowance.

4.	Common Stock

The Company has 40,000,000 common shares authorized with a par value of $ 0.0001 per share.

Stock transactions during the period ended September 30, 2014:

(a)	Since inception through September 30, 2014, the Company issued 32,575,000 common shares for services. These shares are founder shares and are valued in total of $3,258. The shares were issued in connection with forming the entity and the valuation was based on the enterprise value at the time of issuance. This value was deemed to be de minimis since the Company was newly formed.

(b)	Since inception through September 30, 2014, the Company issued 1,026,750 units for total proceeds of $308,025. Each unit consisted of one common share and one-half of one share purchase warrant. Each whole share purchase warrant is exercisable at $0.60 per common share until the one year anniversary of the first day that the common stock is traded on the OTCQB marketplace. The Company received proceeds of $286,020 prior to September 30, 2014, and the remaining $22,005 is recorded as subscription receivable as of September 30, 2014.

5.	Share Purchase Warrants

A summary of the changes in the Company’s common share purchase warrants is presented below:

	Number	Weighted Average Exercise Price
		$

Balance Inception (July 29, 2014)	–	–

Issued	513,375	0.60

Balance September 30, 2014	513,375	0.60

As at September 30, 2014, the following common share purchase warrants were outstanding and exercisable:

Number of Warrants	Exercise Price	Expiry Date
	$
513,375	0.60	One year from the first day that the Common Stock is traded on the OTCQB marketplace

F-9

6.	Income Taxes

The Company has net operating losses carried forward of $26,300 available to offset taxable income in future years which expire beginning in fiscal 2034.

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

2014 $
Income tax recovery at statutory rate	(9,193)
Valuation allowance change	9,193
Provision for income taxes	–

The significant components of deferred income tax assets and liabilities at September 30, 2014:

2014 $
Net operating losses carried forward	9,193
Gross deferred income tax assets	9,193
Valuation allowance	(9,193)
Net deferred income tax asset	–

7.	Subsequent Events

The Company has evaluated subsequent events through March 12, 2015 and has determined that there are no items to disclose except as below.

(a)	From October to November, 2014, the Company issued 68,300 units for total proceeds of $20,490. Each unit consisted of one common share and one-half of one share purchase warrant. Each whole share purchase warrant is exercisable at $0.60 per common share until the one year anniversary of the first day that the common stock is traded on the OTCQB marketplace.

(b)	On November 14, 2014, the Company paid $21,000 to Industrias y Manufacturas Bionaturales S.A. for the supply of $25,851 of finished goods (fertilizer) to be used in fulfillment of future purchase orders.

(c)	Subsequent to September 30, 2014, the Company received $9,000 of the subscriptions receivable at September 30, 2014.

(d)	Effective January 30, 2015, the Company amended the subscription agreements pursuant to which the Company had issued 1,095,050 shares of common stock from inception to December 31, 2014, for gross proceeds of $328,515. Pursuant to the amended subscription agreements, the Company granted the investors an additional 5% of the total amount of common shares each shareholder purchased. The aggregate amount of additional shares issued was 54,752 shares.

F-10

IHO-Agro International Inc.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

IHO-Agro International Inc.

March 31, 2015

(Expressed in U.S. dollars)

IHO-Agro International Inc.

Balance Sheets

(Expressed in U.S. dollars)

	March 31, 2015 $	September 30, 2014 $
	(Unaudited)

ASSETS

Current Assets
Cash	148,216	275,984
Accounts receivable	1,028	–
Prepaid expenses	56,000	–
Total current assets	205,244	275,984
Equipment	2,338	–
Total Assets	207,582	275,984

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	2,200	450
Due to a shareholder	–	15,781
Total Liabilities	2,200	16,231

Stockholders’ Equity
Common stock, 40,000,000 shares authorized, $0.0001 par value 33,724,802 shares issued and outstanding (September 30, 2014 - 33,601,750 shares)	3,372	3,361
Additional paid-in capital	344,827	307,922
Subscription receivable	–	(22,005)
Accumulated deficit	(142,817)	(29,525)
Total Stockholders’ Equity	205,382	259,753
Total Liabilities and Stockholders’ Equity	207,582	275,984

(The accompanying notes are an integral part of these unaudited financial statements)

F-1

IHO-Agro International Inc.

Statements of Operations

(Expressed in U.S. dollars)

(Unaudited)

	For the	For the	For the Period
	Three Months	Six Months	From Inception
	Ended	Ended	(July 29, 2014) to
	March 31,	March 31,	September 30,
	2015	2015	2014
	$	$	$

Expenses
General and administrative	38,519	113,292	29,525
Total Expenses	38,519	113,292	29,525
Net Loss	(38.519)	(113,292)	(29,525)
Net Loss Per Share, Basic and Diluted	(0.00)	(0.00)	(0.00)
Weighted Average Shares Outstanding	33,706,551	33,680,409	33,057,056

(The accompanying notes are an integral part of these unaudited financial statements)

F-2

IHO-Agro International Inc.

Statements of Stockholders’ Equity

For the Period From Inception (July 29, 2014) to March 31, 2015

(Expressed in U.S. dollars)

(Unaudited)

			Additional
			Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
	#	$	$	$	$	$

Balance, July 29, 2014 (Date of Inception)	–	–	–	–	–	–
Common stock issued for cash	1,026,750	103	307,922	(22,005)	–	286,020
Common stock issued for services	32,575,000	3,258	–	–	–	3,258
Net loss for the period	–	–	–	–	(29,525)	(29,525)
Balance, September 30, 2014	33,601,750	3,361	307,922	(22,005)	(29,525)	259,753
Common stock issued for cash	68,300	6	20,484	–	–	20,490
Common stock premium issued	54,752	5	16,421	–	–	16,426
Receipt of subscription receivable	–	–		22,005	–	22,005
Net loss for the period	–	–	–	–	(113,292)	(113,292)
Balance, March 31, 2015	33,724,802	3,372	344,827	–	(142,817)	205,382

(The accompanying notes are an integral part of these unaudited financial statements)

F-3

IHO-Agro International Inc.

Statements of Cash Flows

(Expressed in U.S. dollars)

(Unaudited)

		For the Period
	For the	From Inception
	Six Months Ended	(July 29, 2014) to
	March 31,	September 30,
	2015	2014
	$	$

Operating Activities
Net loss	(113.292)	(29,525)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	212	–
Stock-based compensation	16,426	3,258
Changes in operating assets and liabilities
Prepaid expenses	(56,000)	–
Accounts receivable	(1,028)	–
Accounts payable	1,750	450
Due to shareholder	(15,781)	15,781
Net Cash Used In Operating Activities	(167,713)	(10,036)
Investing Activities
Purchase of equipment	(2,550)	–
Net Cash Provided By Financing Activities	(2,550)	–
Financing Activities
Proceeds from common stock issued or subscribed	42,495	286,020
Net Cash Provided By Financing Activities	42,495	286,020
Increase (Decrease) in Cash	(127,768)	275,984
Cash, Beginning of Period	275,984	–
Cash, End of Period	148,216	275,984
Supplemental Disclosures:
Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these unaudited financial statements)

F-4

1.	Basis of Presentation

IHO-Agro International Inc. (the “Company”) was incorporated under the laws of the State of Nevada, U.S. on July 29, 2014. The Company’s principal business is the marketing and distribution of all natural mineral based fertilizers. The Company has limited operations and to date has been primarily involved in organizing activities. Since inception through March 31, 2015 the Company has not generated any revenue and has accumulated losses of $142,817 solely from organizing expenses.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the US (US GAAP) for interim financial information. Accordingly, they do not include all of the information and notes required by US GAAP for complete financial statements. The accompanying financial statements at March 31, 2015 and for the six months ended March 31, 2015, contain all normally recurring adjustments considered necessary for a fair presentation of our financial position, results of operations, cash flows and shareholders’ equity for such periods. Operating results for the six months ended March 31, 2015 are not necessarily indicative of the results that may be expected for the year ending September 30, 2015.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has not generated revenue since its inception and losses are anticipated in the development of its business.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and public issuance of common stock.

2.	Recent Accounting Pronouncements

We have reviewed all the recent accounting pronouncements issued to the date of the issuance of these financial statements, and we do not believe any pronouncements will have a material impact on the Company.

3.	Equipment

Equipment is stated at cost and is depreciated over their estimated useful lives on a three year straight-line basis.

	Cost	Accumulated Depreciation	March 31, 2015 Net Carrying Value	September 30, 2014 Net Carrying Value

Computer Equipment	$2,550	$212	$2,338	$–

4.	Related Party Transactions

(a)	Accounts payable includes $450 of rent owed to a shareholder for July to September 2014 for the offices of the Company.

(b)	As of September 30, 2014, the Company had a balance of $15,781 owing to Brad Hebert, a significant shareholder, for reimbursement of legal fees and other start-up costs. This amount was repaid during the six month period ended March 31, 2015.

F-5

(c)	The Company has entered into a management consulting agreement with the Company’s sole officer and director for a 12 month period which commenced on July 29, 2014 for consulting and other services in support of the business operations. Pursuant to the agreement the Company will pay $2,500 per month for the first two months and $6,000 per month for the remaining ten months. In addition, the Company’s sole officer and director received a $1,000 car allowance.

5.	Common Stock

The Company has 40,000,000 common shares authorized with a par value of $ 0.0001 per share.

During the six months ended March 31, 2015, the Company issued 68,300 units for total proceeds of $20,490. Each unit consisted of one common share and one-half of one share purchase warrant. Each whole share purchase warrant is exercisable at $0.60 per common share until the one year anniversary of the first day that the common stock is traded on the OTCQB marketplace.

Effective January 30, 2015, the Company amended the subscription agreements pursuant to which the Company had issued 1,095,050 shares of common stock from inception to December 31, 2014 for gross proceeds of $328,515. Pursuant to the amended subscription agreements, the Company granted the investors an additional 5% of the total amount of common shares each shareholder purchased. The aggregate amount of additional shares issued was 54,752 shares.

During the six months ended March 31, 2015, the Company received proceeds of $22,005 of subscriptions receivable.

6.	Share Purchase Warrants

Each Selling Shareholder has a warrant to purchase up to 50% of the shares owned with an exercise price of $0.60 per shares with the warrant termination on the one year anniversary of the first day that the Common Stock is traded on the OTCQB marketplace.

A summary of the changes in the Company’s common share purchase warrants is presented below:

	Number	Weighted Average Exercise Price
Balance Inception (July 29, 2014)	–	$–
Issued	513,375	0.60
Balance September 30, 2014	513,375	$0.60
Issued	34,150	0.60
Balance March 31, 2015	547,525	$0.60

As at March 31, 2015, the following common share purchase warrants were outstanding and exercisable:

Number of Warrants	Exercise Price	Expiry Date

547,525	$0.60	One year from the first day that the Common Stock is traded on the OTCQB marketplace

7.	Subsequent Events

The Company has evaluated subsequent events through June 22, 2015 and has determined that there are no items to disclose.

F-6

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

The Company was organized under the laws of the State of Nevada on July 29, 2014 and is a marketer and distributor of all natural mineral based fertilizers. We do not produce the fertilizer. The Company strives to be environmentally friendly in the production of a fertilizer that will reduce the worldwide dependence on chemical fertilizers and provide a safe and healthy alternative to help in the worldwide production of food.

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There are two (2) fertilizer products:

“IHO – Agro Mineral,” a fertilizer consisting of mineral extracts from various salts, including sea salt, found naturally on the surface of the Earth; and

“IHO-Bio,” a fertilizer consisting of a mixture of mineral extracts from various salts, including sea salt, as well as various plant extracts, including seaweed. It contains all the micronutrients present in “IHO – Agro Mineral”, plus plant extracts rich in amino acids, vitamins and natural plant hormones.

Plan of Operation

The Company will market, sell and distribute the products to licensed distributors in licensed territories around the world. The Company has obtained an exclusive license from the Panamanian Entity to market and distribute the fertilizer products and is continuing the process of registration and certification for use in jurisdictions in the United States as well as internationally. The product has been registered and authorized for use in Panama, Romania and the states of Florida and Texas. We are awaiting certification in Canada, Guatemala, and Guyana and are currently testing in Chile, Togo and Peru. IHO-Agro has also obtained ecological bio certification from the FIBL Institute in Germany. As the product becomes available supported by new production facilities and the results make their way from the fields to the farmers/growers, we believe the revenue from the multi- billion dollar fertilizer industry will provide the Company with high margin profit to continue to support growth and expansion and provide investors with a high return on their investment.

The Company will continue to register and obtain permits and licenses from applicable government entities where applicable and will carry on advertising and marketing activities to build the IHO brand and reputation worldwide.

Results of Operations

The Company has had no revenues from inception on July 29, 2014 to March 31, 2015. The Company has financed activities through the proceeds of share issuances of $328,515. From inception to September 30, 2014 we incurred total expenses of $29,525. For the six months ended March 31, 2015 we incurred total expenses of $113,292. All expenses incurred from inception have been general and administrative expenses. General and administrative expenses consists of sales and marketing, license and certification of product expenses, consulting and professional fees such as legal, accounting, travel and entertainment, office supplies, computer and software.

From inception to March 31, 2015, the Company has been undertaking development stage activities including the ongoing registration and certification of the product in various jurisdictions and countries, testing and lab work, travel and advertising, procuring agreements with qualified distribution and sales partners, accounting and administration work and production and manufacturing design.

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The Company’s results of operations are affected by the following factors and/or circumstances: the dependence on its sole officer and director to manage operation requirements in a timely and efficient manner. This is somewhat offset by the assistance on other consulting personnel.

The Company’s financial condition is affected by the following factors and/or circumstances: the delay and/or inability to obtain product registration and certification in certain jurisdictions and countries that could delay or negate potential revenue. The inability to procure adequate quantities of product from the manufacturer or in a timely manner. Market conditions that would erode the selling price of fertilizer in the open market due to competition, supply and demand and increased input/raw material costs.

The following events and uncertainties will have the following impact on future activities; Market conditions that would erode the selling price of fertilizer in the open market due to competition, supply and demand and increased input/raw material costs. The financial condition of the manufacturer could prevent its supply of product to the company.

Liquidity and Capital Resources

The Company has incurred losses and cumulative negative cash flows from operations since inception and as of March 31, 2015, we had an accumulated deficit of $142,817. The Company anticipates incurring losses for the period January 1, 2015 to December 31, 2015. The Company expects that general and administrative expense will continue to increase and, as a result, will need additional capital to fund our operations. The Company intends to finance its operations with cash on hand combined with: (i) net proceeds of approximately $100,000 from purchase orders that will ship in fiscal 2015; (ii) an unknown number of proceeds from sales from distribution partners in fiscal 2015; and (iii) proceeds of $300,000 from our planned private placement that is expected to occur in fiscal 2015 by selling up to 100 units with each unit consisting of: (a) 10,000 shares of the Company’s common stock, at a par value of $0.0001 per share, at a price of $0.30 per share; and (b) a warrant to purchase 5,000 shares of the common stock with the warrant having an exercise price of $0.60 per shares with the warrant terminating on the one year anniversary of the first day that the common stock is trades on the OTCQB marketplace at a price of $3,000 per unit. The units sold in this offering will be sold in reliance upon an exemption from securities registration afforded by the provisions of Regulation S and Regulation D, as promulgated by the Commission under the 1933 Act. The closing date of the offering has yet to be determined as the offering has not commenced, but it is anticipated that the offering will be open for ninety (90) days.

We have funded our operations principally from the sale of common stock. As of March 31, 2015, we had cash $148,216 and as of May 31, 2015, the Company had $83,234 of cash on hand. The cost of doing business at the current rate is approximately $14,700 per month. At the current rate, the Company has resources to last until Dec 2015.

The Company’s liquidity will be affected by the following trends; demands, commitments, events or uncertainties; the increase in rent, advertising, testing and certification/license costs, commissions to sales and distribution partners and increase in consulting and professional fees as the company grows. Demands from purchases for open terms or longer credit terms could impact cash flow.

Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all of your investment.

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Cash Flows

The following table sets forth the significant sources and uses of cash for the periods set forth below:

		For the Period
	For the	From Inception
	Six Months Ended	(July 29, 2014) to
	March 31,	September 30,
	2015	2014
	$	$
Net Cash Used In Operating Activities	(167,713)	(10,036)
Net Cash Provided By Investing Activities	(2,550)	–
Net Cash Provided By Financing Activities	42,495	286,020

Operating Activities.    Net cash used in operating activities for the six months ended March 31, 2015 was primarily related to the Company’s net loss from the operations of $113,292, a non- cash charge for stock based compensation of $16,426 and the prepayment of future expenses of $56,000. Net cash used in operating activities for the period from inception to September 30, 2014 was primarily related to the Company’s net loss from the operations of $29,525 partially offset by changes in working capital including an increase in accounts payable of $450, amounts owed to a shareholder of $15,781 and a non-cash charge for stock-based compensation of $3,258.

Investing Activities.    Net cash used in investing activities for the six months ended March 31, 2015 was related to the purchase of equipment in the amount of $2,550.

Financing Activities.  Net cash provided by financing activities for the six months ended March 31, 2015 and for the period from inception to September 30, 2014, consisted solely of proceeds received from the issuance of common stock of $42,495 and $286,020 respectively.

Future Funding Requirements

The Company has not generated any revenues since inception. The Company expects to realize: (i) net proceeds of approximately $100,000 from purchase orders that will ship in fiscal 2015; and (ii) an unknown number of proceeds from sales from distribution partners in fiscal 2015. The Company expects to continue to incur costs associated with operating as a public company. In addition, the Company expects to incur commercialization expenses for product sales, marketing, manufacturing and distribution. We anticipate that we will need additional funding in connection with our continuing operations as a result of advertising and additional consulting fees. At present, we have no agreements with related parties for future advancement of funds.

During the third quarter of 2015, the Company anticipates orders of fertilizer from Florida and Guatemala and others of $225,000. The Company’s anticipated net profit margin is 30% on these sales.

The Company anticipates incurring selling, general and administrative costs. Costs incurred include costs associated with sales and marketing, administration, including legal and accounting, product testing, license and certification, as well as costs for the procurement of fertilizer from manufacturer. The Company anticipates incurring selling, general and administrative costs of $151,875 and taxes of $16,875 during the third quarter of 2015.

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Our future capital requirements will depend on many factors, including:

•	the costs associated with securing and establishing commercialization and manufacturing capabilities;
•	market acceptance of our product candidates;
•	the costs of acquiring, licensing or investing in businesses, products, product candidates and technologies;
•	the effect of competing technological and market developments;
•	our need to implement additional internal systems and infrastructure, including financial and reporting systems; and
•	the economic and other terms, timing of and success of our existing licensing arrangements and any collaboration, licensing or other arrangements into which we may enter in the future.

The Company intends to finance its operations with cash on hand combined with proceeds of $300,000 from our planned private placement that is expected to close in fiscal 2015, proceeds of approximately $100,000 from purchase orders that will ship in fiscal 2015 and from sales from distribution partners in fiscal 2015. The Company believes these proceeds will be sufficient to fund our projected operating requirements for fiscal 2015.

The Company anticipates the further expansion of the product sales to most countries in North, South and Central America and in the European Union during 2016.

The Company believes that proceeds from future sales will be quite adequate to fund operations in 2016.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our officer and directors as of March 23, 2015. Our executive officers are elected annually by our Board. Our executive officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

Name	Age	Position
Ioan Hossu	61	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director

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Mr. Hossu MSc, has been President and director of Industrias y Manufacturas Bionaturales S.A. a Panamanian company for the preceding 5 years. He has been responsible for the development and testing of the fertilizer products IHO-Bio and IHO-Mineral during this time, and for the development and implementation of the manufacturing process in support of these products.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from July 29, 2014 (inception) through December 31, 2014:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Ioan Hossu	2013	$0	0	0	0	0	0	0	$0
	2014	24,800	0	0	0	0	0	3,000	27,800

Narrative Disclosure to Summary Compensation Table

The Company has entered into a management consulting agreement with the Company’s sole officer and director for a 12 month period which commenced on July 29, 2014 for consulting and other services in support of the business operations. Pursuant to the agreement the Company will pay $2,500 per month for the first two months and $6,000 per month for the remaining ten months. In addition, beginning in October 2014, the Company’s sole officer and director receives a $1,000 monthly car allowance.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from July 29, 2014 (inception) through September 30, 2014.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during the fiscal year ending September 30th, 2014 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to any named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 4, 2015 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: IHO-Agro International, Inc., 3101 Portofino Point, Unit O4, Coconut Creek, FL 33066.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
5% Stockholders:
Brad Hebert	4,000,000	11.86%
Mircea Georgescu	3,575,000	10.60%
Directors and Executive Officers:
Ioan Hossu, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director	24,500,000	72.65%
All directors and executive officers as a group (1 persons)	24,500,000	72.65%

(1)	Based on 33,724,802 shares of common stock outstanding as of July 16, 2015.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Upon formation, we issued 24,500,000 shares of Common Stock to Ioan Hossu, our sole officer and sole director, at par value $0.0001 per share in exchange for services rendered

Upon formation, we issued 4,000,000 shares of Common Stock to Brad Hebert, a consultant, in exchange for management consulting, sales and marketing efforts and operational support for the Company. This is the only form of compensation Mr. Hebert has received from the Company.

Upon formation, we issued 3,575,000 shares of Common Stock to Mircea Georgescu, a consultant, in exchange for management consulting, sales and marketing efforts and operational support for the Company. This is the only form of compensation Mr. Georgescu has received from the Company.

The Company had a balance of $15,781 owing to a Brad Hebert, a significant shareholder, for reimbursement of legal fees and other start-up costs. The balance was paid in full by the Company on December 1, 2014.

The Company has entered into a management consulting agreement with the Company’s sole officer and director for a 12 month period which commenced on July 29, 2014 for consulting and other services in support of the business operations. Pursuant to the agreement the Company will pay $2,500 per month for the first two months and $6,000 per month for the remaining ten months. In addition, the Company’s sole officer and director receives a $1,000 monthly car allowance.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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IHO-AGRO INTERNATIONAL INC.

2,349,802 SHARES OF COMMON STOCK

547,525 SHARES OF COMMON STOCK UNDERLYING WARRANTS

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is July 16, 2015

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$120.08
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$298
Accounting fees and expenses	$3,500
Legal fees and expense	$35,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$38,918.08

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada on July 29, 2014. In connection with incorporation, we issued 32,575,000 shares of our commons stock to four (4) individuals, which include 24,500,0000 shares to Ioan Hossu, our President and Director, for services performed with a fair value of $3,258.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In various dates in August 2014 thru November 2014, we sold shares through a Regulation S and Regulation D, Rule 506 offering a total of 1,095,050 shares of common stock to no more than 35 unaccredited investors, at a price per share of $0.30 for an aggregate offering price of $328,515.  In January 2015, the Company granted the investors an additional 5% of the total amount each shareholder purchased. The aggregate amount of shares granted was 54,753. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Regulation S and Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under (1) Regulation S or (2) the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in July 2014 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.***
10.1	Consulting Agreement, dated July 29, 2014*
10.2	License agreement with Industrias y Manufacturas Bionaturales S.A**
10.3	Purchase Order**
10.4	Purchase Order**
23.1	Consent of MaloneBailey LLP ***
23.2	Consent of Counsel (included in Exhibit 5.1)***

*	Filed with the Securities and Exchange Commission on March 27, 2015 as an exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference

**	Filed with the Securities and Exchange Commission on May 4, 2015 as an exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference

***	Filed herewith

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UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coconut Grove, State of Florida on July 16, 2015.

IHO-AGRO INTERNATIONAL INC.

By:	/s/ Ioan Hossu
Ioan Hossu
President, Chief Executive Officer, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ioan Hossu		July 16, 2015
Ioan Hossu	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

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